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                                                                     EXHIBIT 5.2


                     [SINCLAIR LAW FIRM, L.L.C. LETTERHEAD]


                                December 22, 2004



Goodrich Petroleum Corporation
808 Travis Street, Suite 1320
Houston, TX 77002

         Re:   Registration Statement on Form S-3 (the "Registration Statement")

Ladies and Gentlemen:

         We have acted as counsel to Goodrich Petroleum Company, LLC, a Louisiana limited liability company and Goodrich Petroleum Company--Lafitte, LLC, a Louisiana limited liability company, (each a "Louisiana Subsidiary Guarantor" and collectively the "Louisiana Subsidiary Guarantors") and Goodrich Petroleum Corporation (the "Company") in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering, among other securities, unsecured debt securities of the Company, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities") and which may be fully and unconditionally guaranteed (the "Guarantees" and, together with the Debt Securities the "Securities")) by each of the Company's subsidiaries listed as co-registrants in the Registration Statement, including the Louisiana Subsidiary Guarantors.

         We have examined the originals, or copies certified or otherwise identified to our satisfaction, of (i) each Louisiana Subsidiary Guarantor's articles of organization, (ii) each Louisiana Subsidiary Guarantor's governing documents, (iii) resolutions of the Management Committees of each of the Louisiana Subsidiary Guarantors, (iv) the Registration Statement, (v) the form of Senior Indenture (the "Senior Indenture"), (vi) the form of Subordinated Indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law, as we considered appropriate.

         In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are

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Goodrich Petroleum Corporation
December 22, 2004
Page 2


authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (v) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement, (vii) the Indentures relating to the Debt Securities will be duly authorized, executed and delivered by the parties thereto, (viii) each Louisiana Subsidiary Guarantor is duly organized under the laws of the State of Louisiana and is and will be validly existing and in good standing under the laws of the State of Louisiana, (ix) each person signing the Indentures will have the legal capacity and authority to do so, (x) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Louisiana Subsidiary Guarantors and the other parties thereto, and (xi) any Securities issuable upon conversion, exchange or exercise of any Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

         Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that when
(a) the applicable Indenture relating either to senior Debt Securities or subordinated Debt Securities and the related Guarantees has been duly executed and delivered by the Company, any of the Louisiana Subsidiary Guarantors and the trustee and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (b) the boards of directors of the Company (or a committee thereof) and the management committees of each of the Louisiana Subsidiary Guarantors have taken all necessary corporate or limited liability company action to approve the issuance and terms of any such Debt Securities and Guarantees, (c) the terms of such Debt Securities and Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Louisiana Subsidiary Guarantors and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or a Louisiana Subsidiary Guarantor, (d) any shares of Common Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance and (e) such Debt Securities, including the related Guarantees, have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Guarantees will be validly issued.

         The foregoing opinions are limited to the laws of the State of Louisiana and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. Vinson & Elkins L.L.P. is entitled to rely on our opinion in connection with its opinion to you dated the date hereof, insofar as such opinion involves the laws of the State of Louisiana. We hereby expressly consent to the reference to our firm under the Prospectus caption "Legal Matters," to the inclusion of this opinion as an exhibit to the Registration Statement and to the filing of this opinion with any appropriate governmental agency.

                                                Very truly yours,

                                                /s/ SINCLAIR LAW FIRM, L.L.C.